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                 FIRST MODIFICATION OF FIRST AMENDED REVOLVING
                       CREDIT AND TERM LOAN AGREEMENT AND
                            OF RELATED LOAN DOCUMENTS
                       (Increase from $50 to $75 Million)


         THIS FIRST MODIFICATION OF FIRST AMENDED REVOLVING CREDIT
AND TERM LOAN AGREEMENT AND OF RELATED LOAN DOCUMENTS
("Agreement") dated as of the 29th day of May, 1996, entered into by and between RFS HOTEL INVESTORS, INC., a Tennessee corporation ("Borrower"); RFS PARTNERSHIP, L.P., a Tennessee limited partnership ("RFSP"); and BOATMEN'S BANK OF TENNESSEE, a Tennessee banking corporation ("Bank") on behalf of itself as well as all Participants.

                                    RECITALS

         A. Borrower, RFSP and Bank have previously entered into that certain FIRST AMENDED REVOLVING CREDIT AND TERM LOAN AGREEMENT dated as of February 20, 1996 (the "Loan Agreement") setting forth the terms and conditions of that certain Revolving Credit Loan, as therein defined, in an amount not to exceed the maximum principal sum of Fifty Million and No/100 Dollars ($50,000,000.00).

         B. The indebtedness of Borrower to Bank is secured by various Hotel Properties, as defined in the Loan Agreement, by the Collateral, as defined in the Loan Agreement, by the Assignments of Rents and Leases, as defined in the Loan Agreement, and by certain other property heretofore, or hereafter, pledged as collateral security for the indebtedness of Borrower to Bank, all of which may hereinafter sometimes be collectively referred to as the "Collateral."

         C. Borrower has asked Bank to increase the Revolving Credit Loan to Seventy-Five Million and No/100 Dollars ($75,000,000.00), and Bank has agreed to do so, contingent on the agreement of the Participants to fund their respective Percentage Interests (as defined in the Loan Agreement) thereof, it being understood and agreed that Bank's obligation to lend is limited to the maximum amount of Twenty Five Million and No/100 Dollars ($25,000,000.00) in the event any Participants fail to fund to Bank their portions of advances requested by Borrower under the Revolving Credit Loan.

         NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties do hereby agree as follows:

         1. All recitals set forth above are true and correct statements of fact.

         2. All capitalized terms not defined herein shall have the meaning assigned to such terms in the Loan Agreement.

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         3. Contingent upon the Participants agreeing to fund their respective
Percentage Interests of the increase in the amount of the Revolving Credit Loan, the maximum principal amount of the Revolving Credit Loan is hereby increased from Fifty Million and No/100 Dollars ($50,000,000.00) to Seventy-Five Million and No/100 Dollars ($75,000,000.00). Wherever in the Loan Agreement reference is made to the aggregate principal amount or maximum amount of the Revolving Credit Loan, it is hereby understood and agreed that such terms shall refer to the increased sum of Seventy-Five Million and No/100 Dollars ($75,000,000.00). All other Loan Documents are also hereby modified to the extent necessary so that wherever therein reference is made to the amount of the Revolving Credit Loan, such amount shall hereafter be Seventy-Five Million and No/100 Dollars ($75,000,000.00).

         4. The Revolving Credit Note shall be replaced with a replacement note in the principal amount of Seventy-Five Million and No/100 Dollars ($75,000,000.00). Thereafter, the Revolving Credit Loan and advances thereunder shall be evidenced by, and repaid with interest in accordance with, such replacement note.

         5. Borrower shall pay to Bank a prorated commitment fee and agent's fee on the date hereof, both of which shall be equal to the prorated percentage of the number of days remaining in the year commencing with such date divided by Three Hundred Sixty (360), times one-quarter percent (.25%) of the increase in the maximum amount of the Revolving Credit Loan of Twenty- Five Million and No/100 Dollars ($25,000,000.00).

         6. Section 2.09 of the Loan Agreement is hereby amended to substitute the sum of Two Hundred Twenty-Seven Million Two Hundred Seventy-Three Thousand and No/100 Dollars ($227,273,000.00) in the place and stead of One Hundred Fifty-One Million Five Hundred Thousand and No/100 Dollars ($151,500,000.00).

         7. Section 5.09(b) of the Loan Agreement presently requires Borrower to maintain a minimum level of Operating Income from Collateral Pool Properties at all times of at least Seventeen Million Five Hundred Thousand and No/100 Dollars ($17,500,000.00). Commencing with the effective date hereof, Borrower must maintain a minimum level of Operating Income from Collateral Pool Properties at all times of at least Twenty-Six Million Two Hundred Fifty Thousand and No/100 Dollars ($26,250,000.00).

         8. Borrower understands that the Participants must agree to increase their respective Percentage Interests in the Revolving Credit Loan, and that Bank must locate another lending institution which will agree to purchase an undivided interest in the Revolving Credit Loan for such sum as when added to Bank's and the remaining Participants' Percentage Interests, as amended, will total one hundred percent (100%) of the Revolving Credit Loan, in order for Bank to be able to fund Borrower's requested increase therein. Borrower also hereby acknowledges that Bank shall be entering into certain modifications or agreements with the Participants to fund to Bank their respective Percentage Interests of the increase in the Revolving Credit Loan. It is expressly understood and agreed that if, for any reason, any of said Participants should fail

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or refuse to fund its Percentage Interest of the Revolving Credit Loan, neither
Bank nor any of the other Participants shall have any liability or obligation to Borrower to fund such unfunded portion of the Loan, all as more fully provided in Section 8.16 of the Loan Agreement.

         9. Borrower and RFSP hereby ratify and affirm all terms and provisions of the Loan Agreement and other Documents, and their obligations thereunder, as modified hereby, without any objection or defense to the enforcement thereof by Bank in accordance with the terms and provisions thereof.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first above written.

                        "BORROWER":

                        RFS HOTEL INVESTORS, INC.

                        BY: /s/
                           ------------------------------------
                        TITLE:
                              ---------------------------------

                        "RFSP"

                        RFS PARTNERSHIP, L.P.

                        BY:   RFS HOTEL INVESTORS, INC.
                              ITS GENERAL PARTNER

                              BY: /s/
                                 ------------------------------
                              TITLE:
                                    ---------------------------
                        "BANK"

                        BOATMEN'S BANK OF TENNESSEE

                        BY: /s/
                           ------------------------------------
                        TITLE:
                              ---------------------------------